BROAD AND CASSEL                                                   MIAMI CENTER
                                                    201 SOUTH BISCAYNE BOULEVARD
                                                                      SUITE 3000
                                                            MIAMI, FLORIDA 33131
                                                         TELEPHONE: 305.373.9400
                                                         FACSIMILE: 305.373.9443
                                                          www.broadandcassel.com


                                November 2, 2000


Intraco Systems, Inc.
3998 FAU Boulevard
Suite 210
Boca Raton, FL  33431

      Re:  Intraco Systems, Inc. (the "Company")
           Amendment No. 1 to Registration Statement on Form SB-2
           File No. 333-44268

Ladies and Gentlemen:

      You have requested our opinion with respect to the aggregate 6,915,571 shares offered by certain selling shareholders (collectively, the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), included in Amendment No. 1 to the Registration Statement on Form SB-2, File No. 333-44268 (the "Form SB-2") filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act").

      As counsel to the Company, we have examined the original or certified copies of such records of the Company, and such agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents as we may deem relevant and necessary for the opinion expressed in this letter. As to various questions of fact material to such opinion, we have relied upon statements or certificates of officials and representatives of the Company and others.

      Based on, and subject to the foregoing, we are of the opinion that the Shares covered by the Form SB-2 have been or, upon exercise of certain warrants in accordance with their terms, will be duly and validly issued and fully paid and nonassessable.

      In rendering this opinion, we advise you that members of this Firm are members of the Bar of the State of Florida, and we express no opinion herein concerning the applicability or effect of any laws of any other jurisdiction, except the securities laws of the United States of America referred to herein.

Intraco Systems, Inc.
November 2, 2000
Page 2

      This opinion has been prepared and is to be construed in accordance with the Report on Standards for Florida Opinions, dated April 8, 1991, as amended and supplemented, issued by the Business Law Section of The Florida Bar (the "Report"). The Report is incorporated by reference into this opinion letter.

      We hereby consent to the filing of this opinion letter as an exhibit to the Form SB-2. We also consent to the use of our name under the caption "Legal Matters" in the prospectus constituting part of the Form SB-2. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

                                  Very truly yours,

                                  /s/ Broad and Cassel

                                  BROAD AND CASSEL